                                                                    EXHIBIT 10.2



                              EMPLOYMENT AGREEMENT

       THIS AGREEMENT, made and entered into this 1st day of July 1994, by and between JACK D. BROWN, JR., (hereinafter referred to as the "Employee") and DIGITAL COMMUNICATIONS TECHNOLOGY CORPORATION, 3941 SW 47th Avenue, Ft. Lauderdale, Florida 33314, (hereinafter referred to as the "Corporation").

       WHEREAS, the Corporation is engaged in the broadcast quality video tape duplicating industry (the "video reproduction industry"); and

       WHEREAS, the Employee desires to be employed by the Corporation and the Corporation desires to employ the Employee;

       NOW THEREFORE, in consideration of the mutual covenants and promises contained herein, it is mutually agreed that the terms and conditions of the employment relationship are as follows:

                                   ARTICLE I
                              CERTAIN DEFINITIONS

For purposes of this Agreement, the following terms shall have the meanings indicated:

Section 1.01 Associated Person. "Associated Person" means any person, entity or organization engaged in or about to be engaged in and which, in fact, does later become engaged in, the marketing of a "Conflicting Product."

Section 1.02 Confidential Information. "Confidential Information" means information disclosed to the Employee or known by the Employee as a consequence of or through his employment by the Corporation, not generally known in the broadcast quality video tape duplicating industry about the Corporation's customers, manufacturing, processes, financial condition, results of operations, business, properties, assets, liabilities, or future prospects of the Corporation or of any customer or supplier of the Corporation.

Section 1.03 Conflicting Product. "Conflicting Product" means any product, process or service, of any person or organization other than the Corporation, which resembles or competes with a product, process or service of the Corporation.

Section 1.04 Corporation. "Corporation" means Digital Communications Technology Corporation, its successors and assigns, any of its present or future subsidiaries, organization controlled by it or organizations resulting from its merger or other change in form of conducting business.

                                   ARTICLE II
                                     DUTIES

Section 2.01 General. The Corporation hereby employs the Employee to faithfully, and to the best of his ability, perform those duties as listed on Schedule A, attached hereto and made a part of this Agreement by reference, as the Corporation may direct.

Section 2.02 Additional Duties. The Employee shall perform such additional work as may be required by the Corporation from time to time under the terms and conditions and according to the directions, instructions and control of the Corporation. However, the Employee is not required to perform any duties outside of the times and places of employment set forth in this Agreement.

Section 2.03 Change of Duties. The duties of the Employee may be changed from time to time, by mutual agreement, without having any effect upon any other terms of this Agreement.

Section 2.04 Corporation's Rules and Regulations. The Employee shall strictly adhere to all of the rules and regulations of the Corporation which are presently in force or which may be established hereafter with respect to the conduct of his employment. The Employee shall also strictly follow the directions of the Corporation with respect to the methods to be used in performing his duties. The Corporation's practice or policy manuals, price lists, product designs, customer lists, general letters and other written publications are all made a part of this Agreement. The Corporation shall have the right to amend, revise or discontinue the policies or procedures as the Corporation deems necessary from time to time. Any such change in policies or procedures will be effective upon issuance of same by the Corporation.

Section 2.05 Other Business or Civic Activities. The Employee may participate in other business or civic activities, public or private, wholly apart from the Employee's duties hereunder, provided such participation does not unreasonably interfere with the performance of such duties. Duties required by public or private corporations or associations for profit, by reason of the Employee's membership, directorship or the Employee acting as an officer thereof, shall not be construed as interference with the performance required by this Article
II. Fees or salaries earned for such duties, including sums received for the reimbursement of expenses in connection with such duties, shall be retained by the Employee.

Section 2.06 Vacations. The Employee shall be entitled to vacations as may be provided for by the Employer on Schedule B, attached hereto and made a part of this Agreement by reference.

                                  ARTICLE III
                             COMPENSATION AND TERM

Section 3.01 Compensation. The Corporation agrees to compensate the Employee as provided on Schedule B attached hereto and made part of this Agreement by reference, and, in the discretion of the Corporation, to pay such additional compensation as the Corporation may from time to time determine, either under any general plan or plans for payment of bonuses and additional compensation, or otherwise, taking into account the Employee's productivity, experience and responsibilities. In addition, the Employee shall be eligible, as an Employee of the Corporation, to receive all of the fringe benefits provided by the Corporation from time to time during the term of this Agreement, including, but not limited to, any life insurance, medical insurance and disability insurance programs, pension and profit sharing plans, stock option plans or medical reimbursement plans which the Corporation has adopted or may adopt during the term of this Agreement.

Section 3.02 Bonus Account. If the Employee is entitled to receive any bonus or commission, an account will be established to record all transactions between the Corporation and the Employee. Unless otherwise specified, any debit balance of the account shall not be considered an account receivable of the Corporation but shall nevertheless be carried forward on all subsequent net earnings determinations, until the account shall be settled at the terms and under the conditions as provided from time to time by the Corporation.

Section 3.03 Expenses. During the period of the Employee's employment, each party will be responsible for all items of expense as listed on Schedule B.

Section 3.04 Term. The initial term of this Agreement shall be three years, commencing on the effective date of this Agreement, shall be reviewed at the end of each fiscal year and may be amended by mutual agreement of the Employee and the Corporation.

Section 3.05 Termination. Notwithstanding anything herein contained, if on or after the date hereof and prior to the end of the employment period:

              (a) Either (i) Employee shall be physically or mentally incapacitated or disabled or otherwise unable fully to discharge his duties hereunder for a period of three months, (ii)

Employee shall be convicted of a felony, (iii) Employee shall commit any act, or omit to take any action, in bad faith and to the detriment of the Corporation, or (iv) Employee shall breach any term of this Agreement and fail to correct such breach within 20 days after being notified in writing of same, then, in each case, the Corporation shall have the right to give notice of termination of the Employee's services hereunder as of the date (not earlier than 10 days from such notice) to be specified in such notice and this Agreement shall terminate on the date so specified; or

              (b) Employee shall die, then this Agreement shall terminate on the date of Employee's death; or

              (c) The Corporation shall seek protection under the Bankruptcy laws of the United States then the Agreement shall terminate on such date;

whereupon Employee or his estate, as the case may be, shall be entitled to receive only his salary at the rate provided in Section 3.01 to the date on which termination shall take effect. Nothing contained in this Section 3.05 shall be deemed to limit any other right of the Corporation to terminate Employee's employment hereunder upon any ground permitted by law.

                                   ARTICLE IV
                            CONFIDENTIAL INFORMATION

Section 4.01 General. The Corporation has maintained and continues to maintain and use commercially valuable Confidential Information which is vital to the success of the Corporation's business. The Employee is employed by the Corporation in a capacity in which he will become acquainted with all or part of this Confidential Information. In order to guard the legitimate interest of the Corporation in this Confidential Information, it is necessary for the Corporation to protect this information by holding it confidential.

Section 4.02 Confidentiality. The Employee agrees that any information received by the Employee during his employment which concerns the personal, financial or other affairs of the Corporation will be treated by the Employee in full confidence and will not be revealed to any other person, firm or organization, either during or after the termination of his employment. The Employee further agrees, recognizes and acknowledges:

              (a) That the names and addresses of customers are and shall remain the exclusive property of the Corporation, are confidential and are of great value to the Corporation. The Employee further agrees that all other information used by the

Employee in soliciting customers, including, but not by way of limitation, the names of customers' personnel are trade secrets, are confidential and are the valuable property of the Corporation, and that any such information developed by the Employee during the course of any such employment is and shall remain the property of the Corporation;

              (b) That certain services which the Corporation performs will be confidential, that the good will of the Corporation depends, among other things, on keeping such services confidential, and that unauthorized disclosure of the same would irreparably damage the Corporation;

              (c) That the business matters and affairs of the Corporation, and the methods of business operations of the Corporation, are valuable and confidential and that unauthorized disclosure of the same would irreparably damage the Corporation; and

              (d) That the Employee will treat as confidential all information obtained by the Employee concerning customers of the Corporation or its business, products, techniques, methods, systems, price books, plans or policies; and will not during the period of employment or at any time thereafter disclose such information in whole or in part to any person, firm or corporation for any reason or purpose whatsoever, or use such information in any way or in any capacity other than as an Employee of the Corporation in furtherance of its interests. Upon the termination or cessation of employment or sooner if it is required by the Corporation, the Employee will forthwith deliver to the Corporation, any and all literature, documents, data, information, order forms, price lists, memoranda, correspondence, computer and financial records, customer and prospective customer lists, customer's orders, records and cards acquired or coming to the knowledge and custody of the Employee in connection with the Employee's activities as an Employee of the Corporation.

Section 4.03 Remedies for Breach. The Employee acknowledges that the Corporation's remedy in the form of monetary damages for any breach by the Employee of any of the provisions of this article may be inadequate and that, in addition to any remedy for such breach, the Corporation shall be entitled to institute and maintain any appropriate proceeding or proceedings including an action for specific performance and/or injunctive relief.

                                   ARTICLE V
           COVENANT TO PROTECT CORPORATION'S CONFIDENTIAL INFORMATION

The Employee, in consideration of his responsibility to protect the Corporation's Confidential Information, agrees as follows:

              (a) That the Corporation is engaged in the broadcast quality video tape duplicating industry;

              (b) That the Confidential Information learned of by the Employee during the term of this Agreement is the sole property of the Corporation;

              (c) That this covenant to protect the Corporation's Confidential Information is necessary as the Employee shall be employed as part of the professional staff of the Corporation, reporting directly to executives and management personnel, and that in the course of employment he shall have access to Confidential Information of the Corporation as part of this position of trust and confidence;

              (d) That this covenant to protect the Corporation's Confidential Information is without geographic limit as the Corporation engages in business world-wide and is not an unreasonable restraint on any future employment by the Employee;

              (e) That a breach of any of the obligations of the Employee in this Agreement may not be one which is capable of being reasonably measured by monetary damages, but that this provision is an essential part of the Employment Agreement with the Corporation;

              (f) That the Employee specifically agrees that this covenant may be enforced by injunctive relief as well as claims for compensatory damages; and

              (g) That in the event a court of competent jurisdiction finds any of the provisions of this section to be so over broad as to be unenforceable, it is the intent of the parties that such provision be reduced in scope by the court, but only to the extent deemed necessary by the court to render the provision reasonable and enforceable, the court being advised it is the intent of the parties that this contract be construed as broadly as possible in order to protect the Confidential Information of the Corporation except that the provisions of this Article V will not be deemed breached merely because Employee owns not more than it of the outstanding common stock of a corporation, if, at any time of its acquisition by Employee, such stock is listed on a national securities exchange, is reported on NASDAQ, or is regularly traded in the over-the-counter market by a member of a national securities exchange.

                                   ARTICLE VI
                            COVENANT NOT TO COMPETE

Section 6.01 Competition During the Term of this Agreement. Employee agrees that during the term of this Agreement, neither he, nor any company controlled by Employee (an "Affiliate"), will directly or indirectly compete with the Corporation in any way, and that he will not act as an officer, director, employee, consultant, shareholder, lender, or agent of any entity which is engaged in any business of the same nature as, or in competition with, the business in which the Corporation is now engaged or other related business in which the Corporation becomes engaged during the term of this Agreement. Furthermore, Employee agrees that during the term of this Agreement, he will undertake no planning for the organization of any business activity competitive with the work he performs as an employee of the Corporation and Employee will not combine or conspire with any employees of the Corporation for the purpose of organization of any such competitive business activity.

Section 6.02 Competition Following Termination of this Agreement. Employee agrees that for a period of one year after the termination of this Agreement for any reason whatsoever, neither Employee, nor any Affiliate, shall knowingly, directly or indirectly, for itself or himself or on behalf of any other corporation, person, firm, partnership, association, or any other entity (whether as an individual, agent, servant, employee, employer, officer, director, shareholder, investor, principal, consultant or in any other capacity):

              (a) engage or participate in any business which engages in competition with related businesses being conducted by the Corporation or any of its affiliates, or any other services rendered by the Corporation during the term of this Agreement anywhere in the United States;

              (b) induce or attempt to influence any employee of the Corporation to terminate his/her employment, or to hire any such employee, whether or not so induced or influenced except that any such employee may be hired with the Corporation's prior written consent or after six (6) months subsequent to the end of employee's employment with the Corporation; or

              (c) assist for compensation or finance any person or entity which competes with the Corporation.

                                  ARTICLE VII
                   REPRESENTATIONS AND WARRANTIES OF EMPLOYEE

Section 7.01 Performance of Duties. Employee represents and warrants to the Corporation that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Corporation hereunder and (b) Employee is under no physical or mental disability that would hinder his performance of duties under this Agreement.

Section 7.02 Life Insurance. If requested by the Corporation, Employee shall submit to such physical examinations and otherwise take such actions and execute and deliver such documents as may be reasonably necessary to enable the Corporation at its expense and for its own benefit, to obtain life insurance on the life of the Employee. Employee has no reason to believe that his life is not insurable with a reputable insurance company at rates now prevailing for healthy men of his age.

                                  ARTICLE VIII
                                     MERGER

In the event of a future disposition of (or including) the properties and business of the Corporation, substantially as an entirety, by merger, consolidation, sale of assets or otherwise, then the Corporation may elect:

              (a) To assign this Agreement and all of its rights and obligation hereunder to the acquiring or surviving corporation; provided that such corporation shall assume in writing all of the obligations of the Corporation hereunder; and provided, further, that the Corporation (if and so long as it remains in business as an independent going enterprise) shall remain liable for the performance of its obligations hereunder in the event of an unjustified failure of the acquiring corporation to perform its obligations under this Agreement; or

              (b) In addition to its other rights of termination, to terminate this Agreement upon at least 30 days written notice by paying Employee the compensation at the rate provided in Section 3.01 to the date on which such termination shall take effect.

                                   ARTICLE IX
                                  SEVERABILITY

In case any provision of this Agreement shall be held invalid, illegal, or unenforceable, in whole or in part, neither the validity of the remaining part of such provision nor the validity of any other provision of this Agreement shall in any way be affected thereby.

                                   ARTICLE X
                            MISCELLANEOUS PROVISIONS

Section 10.01 Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

Section 10.02 Modification. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

Section 10.03 Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested (or by the most nearly comparable method of mailing from or to a location outside the United States), or delivered against receipt to the party to whom it is to be given at the address of such party set forth in the preamble to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 10.03). Any notice given to the Corporation shall be addressed to the attention of the Corporate Secretary. Notice to the estate of Employee shall be sufficient if addressed to Employee as provided in this Section 10.03. Any notice or other communication given by certified mail (or such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which shall be deemed given at the time of receipt thereof.

Section 10.04 Waiver. Any waiver by either party of a breach of any provision of this Agreement shall not operate as or be construed to be a waiver of any other breach of that provision or of any breach of any other provision of this Agreement. The failure of a party to insist upon strict adherence to any term of this Agreement on one or more occasions shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

Section 10.05 Transferability and Binding Effect. Employee's rights and obligations under this Agreement shall not be transferable by assignment or otherwise, nor shall such rights be subject to commutation, encumbrance, or the claims of Employee's creditors, and any attempt to do any of the foregoing shall be void. The provisions of this Agreement shall be binding upon and inure to the benefit of Employee and his heirs and personal representatives, and shall be binding upon and inure to the benefit of the Corporation and its successors and those who are its assigns under Article VIII.

Section 10.06 No Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement (except as provided in Article VIII).

Section 10.07 Headings. The headings in this Agreement are solely for convenience of reference and shall be given no effect in the construction or interpretation of this Agreement.

Section 10.08 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.

Section 10.09 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, for contracts entered into and wholly performed in such state.

       WITNESS WHEREOF, the parties have duly executed this Agreement as of the first date written above.

EMPLOYEE:                               DIGITAL COMMUNICATIONS
                                        TECHNOLOGY CORPORATION:


/s/ JACK D. BROWN, JR.                  /s/ KEVIN B. HALTER
Jack D. Brown, Jr.                      Kevin B. Halter, CEO

                                   SCHEDULE A


DUTIES OF EMPLOYEE:

As directed by the Chief Executive Officer of the Corporation.



        [ THE REMAINDER OF THIS PAGE HAS BEEN LEFT BLANK INTENTIONALLY ]

                                   SCHEDULE B

1.     Compensation of Employee:

       A. Salary: As compensation for services, the Corporation shall pay the Employee a salary of $85,000 annually beginning on the date of this Agreement and a bonus arrangement set forth below which the Corporation and the Employee may change from time to time in writing. The Corporation shall also provide the Employee with such other benefits as the Corporation generally provides to its employees.

              In the event the Corporation terminates this Agreement or the Employee dies or becomes disabled, the Employee or his estate shall receive six month's salary payable in six equal installment payments at the rate in effect at the time; unless such early termination or non-renewal is due to an event(s) set forth in
              Section 3.05 (a)(ii)(iii) or (iv).

       B. Bonus: Expressly conditioned on the Employee being employed on the last day of the fiscal year of the Corporation, the Employee shall receive a bonus not to exceed 3.5% of the net operating profits of the Corporation before taxes and any income/loss arising from investments or extraordinary items. Such bonus is to be calculated in addition to any salary paid the Employee for the fiscal year. The Bonus may be paid in cash or the Employee may request payment of the Bonus in shares of common stock of the Corporation. Notwithstanding the foregoing, the Corporation may require or limit the amount of Bonus to be paid in shares of common stock of the Corporation to 50% of such Bonus. In either case, the shares of common stock, for purposes of computing the Bonus shall be the average of the closing bid and ask price for the last calendar month of the fiscal year of the Corporation. The shares of common stock will be registered on Form S-8 with the Securities and Exchange Commission. The Bonus will be payable within 75 days following the end of the fiscal year.